UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2011

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 16, 2011, Hudson City Bancorp, Inc. (the “Company”) completed an extinguishment of $4.3 billion of structured borrowings that was funded by the Company’s existing cash position. The borrowings extinguished were structured putable borrowings with a weighted average rate of 4.21% and consisted of borrowings with the Federal Home Loan Bank of New York and some of the larger Wall Street financial houses. All transactions were in cash. The cash used for the extinguishments was funded primarily by using the cash flows received in the ordinary course of business from the calls of $3.1 billion of investment securities and, to a lesser extent, proceeds from the repayment of mortgage-related assets. The calls of investment securities occurred late in the third quarter of 2011, continuing into the fourth quarter of 2011.

The Company’s interest-earning assets consist primarily of residential first mortgage loans and mortgage-backed securities issued by government-sponsored enterprises (the “GSEs”). The decision to use the excess liquidity provided by the calls of investment securities to repay our debt that carried a weighted average cost of 4.21% rather than reinvest in mortgage-related assets was based on a review of the current yields available for these assets. Current market yields on mortgage-related assets remain near historical lows, which we believe are too low to compensate a portfolio lender like Hudson City for the credit and interest rate risk inherent in these long-term assets.

The extinguishment of debt resulted in a pre-tax charge of $728.5 million ($440.7 million after-tax) reflecting the prepayment penalties associated with the extinguishments. As a result of the extinguishment of debt, the Company expects to report a net loss for the fourth quarter of 2011. In addition, the Company expects to report a net loss for 2011 due to the extinguishment of debt in the fourth quarter and also as a result of the net loss of $555.7 million for the first quarter of 2011. The net loss for the first quarter of 2011 was due primarily to a balance sheet restructuring that included the extinguishment of $12.50 billion of structured borrowings funded by proceeds from the sales of $8.58 billion of mortgage-backed securities available for sale and $80.0 million of investment securities available for sale, and the use of $5.00 billion of fixed-rate, fixed-maturity borrowings. The restructuring transaction in the first quarter of 2011 resulted in an after-tax net loss of approximately $649.3 million.

Details regarding the debt extinguishment are as follows:

Details of the Transactions

•	Extinguished $4.3 billion of structured quarterly putable borrowings:

•	Weighted-average cost of 4.21%

•	Pre-tax loss on extinguishment amounted to $728.5 million; after-tax loss of $440.7 million.

•	Funded the extinguishments primarily with cash received from the calls of investment securities:

•	The calls occurred late in the third quarter of 2011, continuing into the fourth quarter of 2011.

•	The securities called had a weighted average yield of 3.31%.

•

The proceeds from the calls of investment securities were invested temporarily in Federal funds and other overnight deposits earning a yield of 0.25%. Federal funds sold and other overnight deposits amounted to $4.90 billion at November 30, 2011.

•	Total assets were reduced by $4.74 billion as a result of the restructuring transactions.

Results of the Transactions

•	We expect net interest margin to increase by as much as 20 basis points for the first quarter of 2012 as compared to the third quarter of 2011.

•	Increase of approximately 100 basis points in the current pricing analysis of the net portfolio value of equity ratio.

•	The following table includes certain data as of September 30, 2011 and on a pro-forma basis assuming the debt extinguishment occurred on September 30, 2011:

	September 30, 2011
	As Reported	Pro-forma
Shareholders’ equity to total assets	9.79%	9.84%
Tier 1 leverage capital (Bank)	8.77%	8.72%
Tangible book value per share (1)	$9.74	$8.85

(1)	Computed based on total common shares issued, less treasury shares, unallocated ESOP shares, unvested stock awards and shares held in trust. Tangible book value excludes goodwill and other intangible assets.

Forward-Looking Statements

This Form 8-K may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of Hudson City Bancorp, Inc. Such forward-looking statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp Inc., the characterization of the future effects of the debt extinguishments on balance sheet strength, capital ratios, net interest margin and earnings prospects, and Hudson City Bancorp Inc.’s plans, objectives, expectations and intentions, and other statements contained in this release that are not historical facts. Hudson City Bancorp Inc.’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. They can be affected by inaccurate assumptions Hudson City Bancorp, Inc. might make or by known or unknown risks and uncertainties. Factors that could cause assumptions to be incorrect include, but are not limited to, changes in interest rates, general economic conditions, and legislative, regulatory and public policy changes. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. For a summary of important factors that could affect Hudson City’s forward-looking statements, please refer to Hudson City’s filings with the Securities and Exchange Commission available at www.sec.gov. Hudson City Bancorp does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

A press release announcing the details of the debt extinguishment is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Report:

Exhibit No.	Description

99.1	Press release dated December 16, 2011 announcing the extinguishment of $4.3 billion of structured borrowings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Senior Vice President

Dated: December 16, 2011

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